Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-272539 and 333-272452) of Credit Suisse AG of our report dated March 28, 2024 relating to the financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
March 28, 2024